Acknowledgement and Acceptance of Special Servicer

July 19, 2021

BY EMAIL

Wilmington Trust, National Association, as Trustee

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee – Benchmark 2019-B15

Fax number: (302) 636-4140

Email: cmbstrustee@wilmingtontrust.com

RE:	Acknowledgment and Acceptance of Special Servicer;

Benchmark 2019-B15 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B15

Ladies and Gentlemen:

Reference is made to the Pooling and Servicing Agreement (the “PSA”) dated as of December 1, 2019, by and among Citigroup Commercial Mortgage Securities Inc., as Depositor, Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Midland, as Special Servicer, Park Bridge Lender Services LLC, as Operating Advisor and Asset Representations Reviewer, Citibank, N.A., as Certificate Administrator, and Wilmington Trust, National Association, as Trustee, relating to the Benchmark 2019-B15 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-B15.  Capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the PSA.

Pursuant to Sections 6.08(a) and 7.02 of the PSA, the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as Special Servicer under, and as defined in, the PSA, except that the undersigned shall not serve as Special Servicer for the Austin Landing Mixed-Use Loan Combination. The effective date (the “Effective Date”) of the appointment of the undersigned as Special Servicer shall be the date hereof. The undersigned hereby assumes and agrees to perform punctually, as of the Effective Date, all of the responsibilities, duties and liabilities of the Special Servicer under the PSA that arise on and after the Effective Date except with regards to the Austin Landing Mixed-Use Loan Combination. The undersigned hereby makes, as of the date hereof, the representations and warranties applicable to the Special Servicer set forth in Section 2.07 of the PSA mutatis mutandis with all references to “Agreement” in Section 2.07 of the PSA to include this Acknowledgement and Acceptance of Special Servicer in addition to the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: LNR Partners, LLC is a duly formed limited liability company, validly existing in active status under the laws of the State of Florida.

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

1" = "1" "US2008 18502077 2 " "" US2008 18502077 2

LNR Partners, LLC’s address for notices pursuant to Section 12.04 of the PSA is as follows:

LNR Partners, LLC

1601 Washington Avenue, Suite 700

Miami Beach, Florida 33139

Attention: Heather Bennet and Job Warshaw – BMARK 2019-B15

Facsimile number (305) 695-5601

E-mail: LNR.CMBS.Notices@lnrproperty.com,

hbennet@starwood.com and jwarshaw@lnrpartners.com

Sincerely,

LNR PARTNERS, LLC

By: /s/ Job Warshaw

Name: Job Warshaw

Title:   President

1601 Washington Avenue • Suite 700 •  Miami Beach, Florida  33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

1" = "1" "US2008 18502077 2 " "" US2008 18502077 2